UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 11-K
(Mark One)
[ X ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED] For the fiscal year ended December 31, 2002
OR
[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]
For the transition period from __________ to __________
Commission File No. 0-27404
A.	Full title of the plan and the address of the plan, if different from that of the issuer named below:
Capital Accumulation Plan for Employees of PFF Bank & Trust
B.	Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:
PFF Bancorp, Inc. 350 South Garey Avenue Pomona, California 91766

CAPITAL ACCUMULATION PLAN for
Employees of PFF Bank & Trust

Financial Statements and Supplemental Schedule

December 31, 2002 and 2001

(With Independent Auditors' Report Thereon)

CAPITAL ACCUMULATION PLAN for
Employees of PFF Bank & Trust

Index to Financial Statements and Supplemental Schedule
Page
Independent Auditors' Report	1
Statements of Net Assets Available for Benefits -- December 31, 2002 and 2001	2
Statements of Changes in Net Assets Available for Benefits -- Years ended December 31, 2002 and 2001	3
Notes to Financial Statements	4
Schedule
Schedule H, Line 4i -- Schedule of Assets (Held at End of Year) - December 31, 2002	9

Independent Auditors' Report

The Plan Administrator
Capital Accumulation Plan
for Employees of PFF Bank & Trust:

We have audited the accompanying statements of net assets available for benefits of the Capital Accumulation Plan for Employees of PFF Bank & Trust as of December 31, 2002 and 2001 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Capital Accumulation Plan for the Employees of PFF Bank & Trust as of December 31, 2002 and 2001 and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule, Schedule H, Line 4i - Schedule of Assets (held at end of year), is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP

Los Angeles, California
May 30, 2003

CAPITAL ACCUMULATION PLAN for
Employees of PFF Bank & Trust

Statements of Net Assets Available for Benefits

December 31, 2002 and 2001
	2002	2001
Investments:
Cash and cash equivalents	$ 2,295	38,050
Mutual funds	13,203,811	12,109,525
Common stock	4,369,375	5,073,460
Loans to participants	593,213	576,403
Total investments at fair value	18,168,694	17,797,438
Receivables:
Employer contribution	-	463,535
Net assets available for plan benefits	$ 18,168,694	18,260,973
See accompanying notes to financial statements.

CAPITAL ACCUMULATION PLAN For
Employees of PFF Bank & Trust

Statements of Changes in Net Assets Available for Benefits

Years ended December 31, 2002 and 2001
	2002	2001
Contributions:
Employer	$ 685,592	463,535
Participants	1,532,581	973,230
	2,218,173	1,436,765
Investment Income:
Interest and dividends earned on investments	513,663	457,611
Realized and unrealized gains (losses), net	(1,546,853)	490,673
	(1,033,190)	948,284
Total additions	1,184,983	2,385,049
Deductions from net assets attributed to:
Benefits paid to participants	1,275,712	643,271
Loan fees (note 1)	1,550	1,960
Total deductions	1,277,262	645,231
Increase (decrease) in net assets available for benefits	(92,279)	1,739,818
Net assets available for benefits:
Beginning of year	18,260,973	16,521,155
End of year	$ 18,168,694	18,260,973
See accompanying notes to financial statements.

(1) Description of Plan

The following description of the Capital Accumulation Plan for Employees of PFF Bank & Trust (the Plan), provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

(a) General

The Plan is a defined contribution plan covering all eligible employees of PFF Bank & Trust and its subsidiaries and affiliates (the Bank or Plan Sponsor). Employees become eligible for participation in the Plan upon their date of hire. Participants must complete 1,000 hours of service in a twelve month period to share in the employer's matching contribution. In order to become a participant, each eligible employee authorizes contributions by filing a 401(k) enrollment/change of status election. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

The Plan was amended to provide that employees are eligible to participate in the Plan on their first day of hire, the definition of cash compensation used by the Plan was modified and the Plan was modified to allow the employer matching contributions to be determined in accordance with the basic safe harbor match formula, which are 100% vested. The eligibility period for receiving these matching contributions is one year of service.

(b) Contributions

Effective January 1, 2002, the Plan is referred to as a "safe harbor 401(k) plan." The Bank makes safe harbor matching contributions equal to 100% of participant salary deferrals that do not exceed 3% of compensation, plus 50% of participant salary deferrals in excess of 3% and up to 5% of compensation. The safe harbor matching contribution is fully vested and is referred to as a Safe Harbor Contribution. The Bank may contribute out of its income and/or accumulated earned surplus an amount equal to a specified percentage of the tax-deferred contribution of the participants or a profit sharing contribution with the amount to be determined by the board of directors. Effective January 1, 2002, participants can contribute up to 100% of their compensation, not to exceed the IRS limit of $11,000 in a calendar year for 2002, which increased from $10,500 for 2001. In addition, the Plan permits participants who reach age 50 or older by December 31 of the Plan Year to contribute an additional amount of their annual compensation as a catch-up contribution as provided by the Economic Growth and Tax Relief Reconciliation Act (EGTRRA).

From inception of the Plan through July 3, 1997 the maximum annual participant contribution was 15% of the participant's annual salary, as defined within the Plan. Beginning July 4, 1997 through December 31, 2001 , to avoid violating IRS regulations, the maximum annual contribution was 8%, 7%, and 5% for "nonhighly compensated" employees, "highly compensated" employees, and "executives," respectively. For 2001, the Bank chose to match the participants' contributions at a rate of 100% of the first 1% and 50% of the next 6% of contributions. Forfeitures of matching contributions are used to reduce the Bank's matching contributions. No profit sharing contribution was made for either 2002 or 2001.

(c) Participant Accounts

Each participant's account is credited with the participant's contribution and allocation of (a) the Bank's contribution and (b) Plan earnings. Allocations other than the Bank's matching contributions are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

(d) Vesting

Employee contributions and the earnings as a result of each participant's contributions are 100% vested and nonforfeitable. The Bank's safe harbor contributions are also 100% vested and nonforfeitable. Matching contributions made prior to January 1, 2002 and any future discretionary matching contributions and any future profit sharing contributions vest at the rate of 20% after one year of service and 20% each year thereafter until 100% vesting is reached after five years of service. In addition, a participant becomes 100% vested on the participant's attaining age 65, or on the participant's death or total and permanent disablement.

(e) Participant Loans

Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 reduced by the highest outstanding loan balance during the preceding 12 months or 50% of their vested account balance. Loan repayments are to be made over a period not to exceed 5 years, except loans for the purchase of a primary residence in which case payment may exceed 5 years. The loans are secured by the balance in the participant's account and bear interest at a rate of Wall Street Journal Prime plus 1%. Participants pay a $50 origination fee for each loan advanced to them.

(f) Payment of Benefits

On termination of service, a participant may elect to receive a lump-sum amount equal to the vested balance of his or her account.

(g) Forfeited Accounts

At December 31, 2002 there were no forfeited nonvested accounts. For the years ended December 31, 2002 and 2001, $15,715 and $23,971 of forfeitures, respectively were used to reduce employer contributions.

(2) Summary of Significant Accounting Policies

(a) Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting.

(b) Trust Fund Managed by Investment Advisory Committee

Under the terms of the Plan, the assets of the Plan are placed in trust (the Trust), and are held under the trusteeship of PFF Bank & Trust's Trust and Investment Services Department (PFF Trust). Assets are managed under the direction of the Employee Compensation and Benefits Committee of the Bank's board of directors (the Committee). The Committee has delegated certain of its ordinary management and investment responsibilities to certain members of the Bank's Executive Committee and the Human Resources Director. Committee members are appointed for an indefinite term by the Bank's board of directors. The Committee has full discretionary authority to administer the Plan and the trust agreement.

The investments and changes therein of these trust funds have been reported by PFF Trust as having been determined through the use of fair market values based upon quotations obtained from national securities exchanges or latest bid prices. Security transactions are accounted for on a trade-date basis. Realized gains and losses on the sale of investments are computed using the average cost method. Participant loans are valued at their outstanding balance which approximates fair value.

(c) Disclosure about Fair Value of Financial Instruments

Substantially all of the Plan's financial instruments are carried at fair value or amounts approximating fair value.

(d) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan Administrator to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein, and disclosure of contingent assets and liabilities. Accordingly, actual results may differ from those estimates.

(e) Administrative Expenses

All administrative expenses of the Plan were paid directly by the Bank in 2002 and 2001 except for participant loans origination fees.

(3) Investments

The following table presents the cost and fair values of those investments at December 31, with those that represent 5% or more of the Plan's net assets separately identified.
Identity of party and description of asset	2002	2001
PFF Bancorp, Inc. Stock	$4,369,375	5,073,460
Berger Small Company Growth Fund	466,173*	939,491
Federated Capital Preservation Fund	5,211,211	4,473,175
Federated Stock Trust Fund	1,268,132	1,475,362
Federated Max-Cap Index Fund	1,522,622	2,195,212
Janus Balanced Fund	1,322,863	1,369,368
Janus Worldwide Fund	607,557*	861,746
Others individually less than 5% of net assets	3,400,761	1,409,624
Total	$18,168,694	17,797,438
* Fair value does not represent 5% or more of the Plan's net assets at December 31, 2002

The net appreciation (depreciation) of the Plan's investments, by investment type, is as follows:
	2002	2001
Common stock	$454,925	1,182,303
Mutual funds	(2,001,778)	(691,630)
	$(1,546,853)	490,673

Allocation of Plan Assets

Employee contributions are allocated to various funds based on the election made by each participant. Net income or loss of each fund is allocated on the basis of the proportionate asset balance of each participant as of the previous valuation date after adjustment for withdrawals, distributions, and other additions or subtractions that may be appropriate. Earnings are allocated on the basis of current shares held in each participant's account and the accounts are valued daily.

(4) Plan Termination

Although the Bank has not expressed any intent to terminate the Plan, it may do so at any time subject to the provisions of ERISA. In the event the Plan is terminated, all participants become 100% vested in their account balances.

(5) Federal Income Taxes

The plan obtained its latest determination letter on August 30, 2001, in which the Internal Revenue Service stated that the plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The plan administrator and the plan's tax counsel believe that the plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the plan's financial statements.

(6) Related Party Transactions

The Plan held 139,820 and 183,821 shares of common stock of PFF Bancorp, Inc. at December 31, 2002 and 2001, respectively. In addition, the Bank was Trustee for all assets of the Plan.

		Schedule
CAPITAL ACCUMULATION PLAN FOR
EMPLOYEES OF PFF BANK & TRUST
Schedule H, Line 4i - Schedule of Assets (Held at End of Year)
December 31, 2002

Identity of issue, borrower, lessor or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Current value

*PFF Bancorp, Inc.	Common Stock 139,820 shares	$4,369,375
Federated Capital Preservation
Fund	Mutual Fund 521,121 units	5,211,211
Federated Intermediate Income
Fund	Mutual Fund 72,001 units	735,130
Federated Max-Cap Index Fund	Mutual Fund 85,589 units	1,522,622
Federated Stock Trust	Mutual Fund 46,657 units	1,268,132
Federated Managed Income
Portfolio	Mutual Fund 19,641 units	198,964
Federated Managed
Conservative Growth
Portfolio	Mutual Fund 8,532 units	81,135
Federated Managed Moderate
Growth Portfolio	Mutual Fund 9,378 units	90,500
Federated Managed Growth
Portfolio	Mutual Fund 10,158 units	95,791
Federated Growth Strategies
Fund	Mutual Fund 5,673 units	106,201
Berger Small Company Growth	Mutual Fund 287,761 units	466,173
Alger MidCap Growth Fund	Mutual Fund 43,741 units	458,843
PIMCO Renaissance Fund	Mutual Fund 48,101 units	699,390
Alliance Balanced Shares	Mutual Fund 25,743 units	339,299
Janus Worldwide Fund	Mutual Fund 18,909 units	607,557
Janus Balanced Fund	Mutual Fund 73,986 units	1,322,863
Federated Prime Obligation
Fund	Money Market 2,295 units	2,295
Participants loans	87 loans with interest rates ranging from 5.25% to 10.50%	593,213
	Total	$18,168,694
* Denotes a party in interest.
See accompanying independent auditors' report.

  REQUIRED INFORMATION

I.	Financial Statements.

Financial statements and schedule prepared in accordance with the financial reporting requirements of the Employee Retirement Income Security Act of 1974, together with independent auditors' report thereon.

II.	Exhibits:

Independent Auditors Consent.
99.1 Certification of Chief Executive Officer pursuant to Section 906 of Sarbanes-Oxley Act of 2002.
99.2 Certification of Chief Financial Officer pursuant to Section 906 of Sarbanes-Oxley Act of 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed on its behalf by the undersigned, hereunto duly authorized.

PFF Bank & Trust, Capital Accumulation Plan for Employees of PFF Bank & Trust
Dated: June 25, 2003	By:	/s/ Gregory C. Talbott
Gregory C. Talbott Executive Vice President, Chief Financial Officer and Treasurer